                                   EXHIBIT 5.1
                       OPINION OF KELLEY DRYE & WARREN LLP


                            Kelley Drye & Warren LLP
                                 101 Park Avenue
                            New York, New York 10178

                                November 21, 2001




Board of Directors
e-centives, Inc.
6901 Rockledge Drive, 7th Floor
Bethesda, Maryland  20817


        Re:      e-centives, Inc. Registration Statement On Form S-3
                 ---------------------------------------------------


Ladies and Gentlemen:

        We are acting as special counsel to e-centives, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof relating to the registration of 20,000,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company sold to certain shareholders and standby purchasers pursuant to a rights offering of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

              1.    An executed copy of the Registration Statement.

              2. The Restated Certificate of Incorporation of the Company, as amended ("Company Charter"), as certified by the Secretary of State of the State of Delaware on October 9, 2001, and as certified by the Secretary of the Company on the date hereof.

              3. The Amended and Restated Bylaws of the Company, as amended (the "Company Bylaws"), as certified by the Secretary of the Company on the date hereof.

              4. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated November 20, 2001.

              5. Certain resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company on the date hereof, relating to, among other things, the issuance of the Shares and the approval of the Registration Statement.

        In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments, and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. As to certain factual matters, we have relied, with independent investigation, upon information furnished to us by officers of the Company. We also have assumed with respect to the issuance of the Shares that the Company received the consideration required by the relevant agreements, documents and resolutions of the Board of Directors. In addition, we have assumed that the issuance of the Shares by the Company was made in accordance with the terms of the Company Charter and the Company Bylaws. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        The opinions are based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Delaware, as amended, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws). Further, we do not express any opinion on any non-U.S. laws, including without limitation as to compliance by the Company with the laws, rules, regulations or listing requirements of any federal or cantonal authority of Switzerland, the SWX Swiss Exchange (including the SWX New Market segment), and any other governmental, quasi-governmental or private organization or association in Switzerland.

        Based upon, subject to and limited by the foregoing, and solely in reliance thereon, we are of the opinion that the Shares are duly authorized, and when issued and paid for, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/  KELLEY DRYE & WARREN LLP